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                                                                   EXHIBIT 10.27

                                 LEASE AGREEMENT

     This Lease Agreement is made as of the 25the day of June, 2005, by and between ASPEN INDUSTRIAL PARK PARTNERSHIP, LLLP, a Colorado limited liability limited partnership ("Landlord"), and MKS INSTRUMENTS, INC., a Massachusetts corporation authorized to do business in Colorado ("Tenant").

                                    PREMISES

     Landlord and Tenant entered into a Lease Agreement for 5360 Sterling Drive, Boulder, Colorado on August 9, 2000, which will expire by its terms on August 31, 2005. Landlord and Tenant desire to replace the August 9, 2000 Lease Agreement in its entirety and replace it with the within Lease Agreement.

                          I. LEASE OF LEASED PREMISES

A. Lease.

     1. Landlord leases to Tenant and Tenant leases from Landlord the entire building located at 5360 Sterling Drive, Boulder, Colorado, situated on Lot 3, Aspen Industrial Park Subdivision, City of Boulder, Colorado. The entire building is hereafter referred to as the "Leased Premises," or the "Building."

     2. The Leased Premises contain approximately 38,056 square feet of rentable floor area which Landlord and Tenant agree is the floor area on which the Rent and Operating Expenses set forth in Article III are based.

                                    II. TERM

A. Commencement, Renewal and Termination of Lease.

     The lease term shall commence at 12:01 a.m. on July 1, 2005, and, unless earlier terminated, as herein provided, the term of the Lease shall be for ten years from the commencement date. The sum of $43,164.18 (included in monthly payments under the prior lease) shall be applied against the immediately succeeding monthly rents until this amount is exhausted.

B. Possession.

     1. Possession shall be delivered on the commencement date of the Lease. Tenant's


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taking possession of the Leased Premises on commencement of the term shall constitute Tenant's acknowledgement that the Leased Premises are in good condition and that all provisions of the existing lease under which Tenant is holding over shall be deemed replaced by the applicable terms of this Lease Agreement.

C. Renewal.

     1. If Tenant is in compliance with all terms and conditions of the Lease Agreement and upon not less than twelve (12) months notice prior to the end of the ten year lease term, Tenant provides written notice to Landlord of its desire to negotiate the terms and conditions of a new lease for the Leased Premises, then upon receipt of such notice, Landlord and Tenant agree to negotiate the terms and conditions of a new lease in good faith for a period of 45 days. If Landlord and Tenant are unable to agree on the terms and conditions of a new lease for the Leased Premises by the end of 45 days then Landlord's obligation hereunder will terminate.

D. Termination.

     1. Tenant shall have the right to terminate the Lease at the end of the sixtieth month (60th) of the ten year lease term and if not so terminated then Tenant shall have the right to terminate the Lease at the end of the eighty-fourth month (84th) of the lease term provided Tenant notifies Landlord of its intent to terminate by written notice to Landlord twelve months prior to the designated termination date. As a condition of said termination, Tenant shall pay to Landlord on or before the termination date all of Landlord's unamortized costs (using a 8% per annum amortization rate) including; leasing costs, reimbursement of tenant improvement payments ($50,000) paid by Landlord, commissions ($142,710), reasonable attorneys fees relating to the releasing of the Premises, plus three (3) months of Monthly Base Rent under the applicable rent schedule.

                        III. RENT AND OPERATING EXPENSES

A. Base Rent.

     1. Base rent for the first five years of this Lease, shall be $10.50 a square foot for 38,056 square feet, for a Base Rent of $1,997,940 for the first five years.

     2. If Tenant does not terminate the Lease at the end of the first five years, then Base Rent for the sixth year will be $10.75 per square foot ($409,102 per annum), Base Rent for the seventh year will be $11.00 per square foot ($418,616 per annum), and Base Rent for the eighth year will be $11.25 per square foot ($428,130 per annum).

     3. If Tenant does not terminate the Lease at the end of eighty-four months, then Base Rent for the ninth year will be $11.50 per square foot ($437,644 per annum) and Base Rent for the tenth year will be $11.75 per square foot ($447,158 per annum).

     4. Aggregate Base Rent for the full ten year term of the Lease is $4,138,590.00.


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     5. All Base Rent payable hereunder shall be paid in equal monthly installments ("Monthly Base Rent"), without setoff or deduction, in advance, on or before the first day of each month during the term of this Lease at the address of the Landlord set forth in Article XXII, or such other address or addresses as Landlord may hereafter determine by notice to the Tenant.

     6. Rent for any period during the term hereof which is for less than one
(1) month, if any, shall be a prorated portion of the monthly installment herein, based on a thirty (30) day month.

B. Operating Expenses.

     1. Tenant shall pay one hundred percent (100%) of the operating expenses paid or incurred by Landlord for the operation and/or maintenance of the Leased Premises.

     2. The term Operating Expenses is defined as direct costs of operation and maintenance, as determined by standard practices, and shall include the following costs by way of illustration, but not be limited to: real property taxes and assessments for the Leased Premises and Lot 2; management fee equal to one percent (1%) of annual Base Rent; water and sewer charges; security systems and alarms; insurance premiums; utilities; janitorial services; snow removal; labor; window cleaning; air conditioning and heating maintenance; elevator maintenance; supplies; materials, equipment, and tools; including maintenance, costs, and upkeep of all landscaping, including Lot 3, parking areas, sidewalks, and all Building repairs except repair of the roof or structure.

     3. Operating Expenses shall not include depreciation on the Building, loan payments, executive salaries or real estate brokers' commissions. All Operating Expenses over which Landlord has any control shall be reasonable and competitive with such costs and expenses in similar buildings in Boulder, Colorado.

C. Effect of Termination. Except as expressly provided to the contrary herein, in the event this Agreement is terminated by either party in accordance with the terms of this Agreement, no further Base Rent or operating costs shall be payable by Tenant with respect to any period beginning on the date of the later of (i) such termination and (ii) Tenant's vacancy of the Premises.

                            IV. TENANT'S CONSTRUCTION

     Tenant shall have the right to do all of its own construction, subject only to Landlord's reasonable approval of plans for either the initial premises, or future renovation work. Tenant shall not be charged any landlord supervisory, management, or review fees for any of Tenants initial, ongoing or future construction. All plans submitted by the Tenant for initial work, as well as subsequent renovations shall be approved or deemed approved within ten (10) business days by landlord. Landlord shall make any comment or request any change immediately after submission of plans, further, Landlord shall notify Tenant of any item that Landlord will want restored.


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                        IV. TENANT IMPROVEMENT ALLOWANCE

Landlord will provide Tenant with fifty thousand dollars ($50,000) as an allowance for tenant improvements. Tenant shall have the right to apply Landlord's contribution towards both hard and soft costs such as design fees, engineering fees, furniture and relocation costs. Any unused portion of the fifty thousand dollar contribution can be used by Tenant for payment of rent.

                       V. CAPITAL ITEMS, LANDLORD REPAIRS

Landlord warrants for the ten (10) year term of the lease and any agreed upon extensions of the lease that the roof, structure and mechanical systems such as HVAC units, boilers (related to the building) shall have a useful life of at least the length of the lease. Should any or these items fail and need to be repaired or replaced during the term of the lease, the Landlord, at its sole cost and expense shall bear the cost to replace them.

                             VI. ADA & LIFE SAFETY

Landlord shall be responsible for the costs for compliance of the premises, base building, common areas, bathrooms, drinking fountains and elevators related to the Americans with Disabilities Act (ADA), and any and all other codes related to life safety.

                  VII. TAXES - PERSONAL PROPERTY RESPONSIBILITY

     Tenant shall be responsible and pay for any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Leased Premises by Tenant.

                                   VIII. USE

A. Permitted Uses.

     Tenant shall use the Leased Premises for any manufacturing and office-warehouse use permitted by the City of Boulder on such Leased Premises.

B. Limitations on Use.

     1. Tenant shall not do, bring, or keep anything in or about the Leased Premises that will cause a cancellation of any insurance covering the Leased Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, upon timely notice by Landlord, Tenant shall pay to Landlord within 10 days before the date Landlord is obligated to pay a premium on the insurance, a sum equal to the difference between the original premium and the increased premium.


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     2. Tenant shall comply with all laws concerning the Leased Premises or
Tenant's use of the Leased Premises. Landlord warrants conformance with all such laws at the commencement date of this Lease.

     3. Tenant shall not use the Leased Premises in any manner that will constitute waste or nuisance in the Building, nor shall Tenant overload the floors or any part of the Leased Premises in a manner exceeding the floor loading restrictions of the Uniform Building Code as adopted by the City of Boulder.

                                 IX. MAINTENANCE

A. Landlord's Maintenance.

     Landlord, at its cost, shall maintain, in good condition, (i) the structural parts of the Building, which structural parts include only the foundations, bearing and exterior walls (including glass and doors), sub-flooring, and roof; (ii) the unexposed electrical, plumbing, and sewage systems, including, without limitation, the lighting fixtures installed by Landlord (but not including replacement of bulbs, tubes or ballasts) and including those portions of the systems lying outside the Leased Premises; and
(iii) window frames, gutters, and roof drains on the Building, provided, however, if the maintenance or repairs are required in part or in whole by the neglect, fault or omission of any duty by the Tenant, its agents, servants, employees, and invitees, the Tenant shall, at Tenant's sole cost and expense, make such repairs and maintenance as are necessary to restore the Leased Premises to a good condition.

B. Tenant's Maintenance.

     Except as provided in the previous subparagraph, Tenant, at its cost, shall maintain, in good condition, all portions of the Leased Premises, including, without limitation, all of Tenant's personal property, carpet, and flooring. Tenant shall be liable to any damage to the Building resulting from the acts or omissions of Tenant or its authorized representatives.

                                 X. ALTERATIONS

A. Tenant shall not make any structural or exterior alterations to the Leased Premises without Landlord's consent. Tenant, at its cost, shall have the right to make non-structural alterations to the interior of the Leased Premises as part of its initial tenant finish that Tenant requires in order to conduct its business on the Leased Premises. Tenant shall submit reasonably detailed final plans and specifications and working drawings of the proposed Tenant finish fifteen (15) days before it intends to commence the alterations. Plans submitted will be objected to by Landlord within ten (10) days after submission and shall be deemed approved if there are no objections. The alterations shall be approved by all appropriate governmental agencies and all applicable permits and authorizations shall be obtained before commencement. Any alterations made shall remain on and be surrendered with the Leased Premises on expiration or termination of the term of this Lease, unless otherwise agreed in writing.


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                              XI. MECHANIC'S LIENS

A. Tenant's Obligations.

     Tenant shall pay all costs for construction done by it or caused to be done by it on the Leased Premises as permitted by this Lease. Tenant shall keep the Leased Premises, the Building, other improvements, and the Land free and clear of all mechanic's liens resulting from construction by or for Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, upon demand by Landlord, Tenant procures a bond in an amount equal to one and one-half times the amount of the claim of lien or makes some other financial arrangement acceptable to Landlord to protect Landlord's interests. Landlord shall require a bond, or other financial arrangement with Tenant, only at such time that the lien claimant commences a foreclosure action on the lien. Tenant shall be responsible for removing any filed liens affecting the property from the real estate records.

B. Tenant's Contractors.

     Landlord shall have the right to require Tenant's contractor(s) to furnish to both Tenant and Landlord adequate lien waivers on work completed. Landlord reserves the right to post notices in Leased Premises that Landlord is not responsible for payment of work performed and that Landlord's interest is not subject to any lien.

                                 XII. UTILITIES

     Tenant shall pay all gas and electric utilities and services supplied to the Building, together with any taxes thereon. Tenant shall make all arrangements for and pay all costs of telephone services furnished to or used by it. The Building has separate meters in various locations which can be utilized if, during the term of the Lease, Tenant, with Landlord's approval, sublease any portion of the Building using a separate meter.

                    XIII. LIABILITY, INDEMNITY AND INSURANCE

A. Indemnity.

     Each Party will indemnify and hold the other Party harmless from and against any and all claims, losses, expenses, costs, judgments, and/or demands arising from the conduct of the indemnifying Party in or about the Leased Premises and/or on account of any operation or action by such Party and/or from and against all claims arising from any breach or default on the part of such Party or any act of negligence of such Party, its agents, contractors, servants, employees, licensees, or invitees, or any accident, injury or death of any person or damage to any property in or about the Leased Premises. Each Party's obligation to indemnify and hold the other Party harmless shall include the indemnified Party's reasonable attorney's fees, and shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the indemnified Party.


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B. Public Liability and Property Damage Insurance.

     Tenant, at its costs, shall maintain general liability insurance, with liability limits of not less than $1,000,000.00 for each occurrence of bodily injury and $200,000.00 property damage, insuring against all liability of Tenant and its authorized representatives arising out of any connection with Tenant's use or occupancy of the Leased Premises. All general liability insurance shall ensure performance by Tenant of the indemnity provisions of this Article. Both parties shall be named as co-insureds, and the Tenant shall deliver certificates of insurance to the Landlord.

C. Tenant's Fire Insurance.

     Tenant, at its cost, shall maintain on all of its personal property in, on or about the Leased Premises, a policy of standard fire and extended coverage insurance, to the extent it deems necessary and appropriate. Tenant understands that Landlord has no insurance covering Tenant's personal property.

D. Fire Insurance on Building and Other Improvements.

     Landlord shall maintain on the Building and other improvements in which the Leased Premises are located a policy of standard fire and all risks coverage insurance to the extent of at least one hundred percent (100%) of full replacement value. The insurance policy shall be issued in the names of Landlord, and Landlord's lender, as their interests appear. The insurance policy shall also provide coverage for rental value insurance, including all operating expenses, for a period of one year. The insurance policy shall provide that all proceeds shall be made payable to Landlord. The cost of such insurance shall be passed on to Tenant as part of the Direct operating expenses for the Building pursuant to Article IV.

E. Waiver of Subrogation.

     The parties release each other, and their respective authorized representatives, from any claims for damages to any person or to the Leased Premises, and to the fixtures, personal property, Tenant's improvements, and alterations of either Landlord or Tenant in or on the Leased Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of such damage. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by any policy.

F. Other Insurance Requirements.

     All the insurance required under this Lease shall be issued with insurance companies authorized to do business in the State of Colorado, and the Tenant will endeavor to notify the Landlord within thirty (30) days' written notice before of any applicable policy terminations.


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                            XIV. PROTECTIVE COVENANTS

     Tenant shall faithfully observe and comply with the covenants, conditions, and restrictions set forth in a Declaration of Covenants of Aspen Industrial Park Subdivision recorded with the Boulder County Clerk and Recorder on November 11, 1979 (the "Covenants") as Reception No. 363409, as amended. Tenant hereby acknowledges having received a copy of such Covenants with the execution of this Lease. Landlord reserves the right from time to time to make all reasonable modifications to said Covenants. The additions and modifications to those Covenants shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any of said Covenants by any other tenants within the Subdivision.

                                 XV. DESTRUCTION

A. Risk Covered By Insurance.

     1. If, during the term, the Leased Premises are totally or partially destroyed from a risk covered by the insurance described in Article XIII, rendering the Leased Premises totally or partially inaccessible or unusable, Landlord shall restore the Leased Premises and other improvements in which the Leased Premises are located to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party. Furthermore, if such restoration can not be accomplished within 90 days from the date of destruction, either party shall have the option to terminate this Lease immediately by giving notice to the other party.

     2. If the projected cost of restoration exceeds the amount of proceeds received from the insurance required under Article XIII, Landlord can elect to terminate this Lease by giving notice to Tenant within fifteen (15) days after determining that projected restoration costs will exceed the insurance proceeds. In the case of destruction to the Leased Premises only, if Landlord elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between the amount of insurance proceeds and the cost of restoration, in which case Landlord shall restore the Leased Premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration. If Landlord elects to terminate this Lease and Tenant does not elect to contribute toward the cost of restoration as provided in this paragraph, this Lease shall terminate immediately.

B. Risk Not Covered By Insurance.

     1. If, during the term, the Leased Premises are totally or partially destroyed from a risk not covered by the insurance described in Article XIII, rendering the Leased Premises totally or partially inaccessible or unusable, Landlord shall restore the Leased Premises to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate


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this Lease immediately by giving notice to the other party. Furthermore, if such restoration can not be accomplished within 90 days from the date of destruction, either party shall have the option to terminate this Lease immediately by giving notice to the other party.

     2. If the projected cost of restoration exceeds ten percent (10%) of the projected value following restoration of the Leased Premises, Landlord can elect to terminate this Lease by giving notice to Tenant within fifteen (15) days after determining projected restoration costs and replacement value but no more than 45 days after defining event.

     3. If Landlord elects to terminate this Lease, Tenant, within fifteen (15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord, at the time Tenant notifies Landlord of its election, the difference between ten percent (10%) of the projected value of the Leased Premises following destruction and the actual costs of restoration, in which case Landlord shall restore the Leased Premises. Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant as provided in this paragraph have been expended by Landlord in paying the cost of restoration.

     4. If Landlord elects to terminate this Lease and Tenant does not elect to perform the restoration or contribute toward the cost of restoration as provided in this paragraph, this Lease shall terminate.

C. Right to Terminate on Partial Destruction.

     If there is destruction to the Leased Premises which exceeds thirty-three and one-third percent (33 1/3%) of the then replacement value of the Leased Premises Building and other improvements from any risk, Landlord can elect to terminate this Lease whether or not the Leased Premises are destroyed.

D. Abatement or Reduction of Rent and Operating Costs.

     In the event of destruction of the Leased Premises, there shall be an abatement or reduction of rent and operating costs, between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant's use of the Leased Premises.

     In the event the lease is terminated due to an event of destruction, rent and operating costs will cease as of date of termination.

                                XVI. CONDEMNATION

A. Total Taking.

     If, during the term or during the period of time between the execution of the Lease and the date the term commences, there is any transfer by Landlord to any condemning governmental agency, either under threat of condemnation, during legal proceedings for condemnation, or by


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exercise of the power of condemnation, and the Leased Premises are totally taken by such condemnation, this Lease shall terminate on the date of taking.

B. Partial Taking.

     1. If any portion of the Leased Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion is rendered unsuitable for Tenant's continued use of the Leased Premises. If Tenant elects to terminate this Lease Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after Landlord has given notice to Tenant of the nature and the extent of the taking. If Tenant does not terminate this Lease within the thirty-day period, this Lease shall continue in full force and effect, except that Base monthly rent shall be reduced pursuant to this Article.

     2. Subject to the preceding paragraph, if the Building or other improvements which are a part of the Leased Premises is taken by condemnation, this Lease shall remain in full force and effect, except that if fifty percent (50%) or more of the Building or other improvements which are a part of the Leased Premises is taken by condemnation, Landlord shall have the election to terminate this Lease pursuant to this paragraph. If Landlord elects to terminate this Lease, it must terminate by giving notice to Tenant within thirty (30) days after the nature and the extent of the taking have been finally determined. If this Lease is not terminated within the thirty-day period, it shall continue in full force and effect, except Base monthly rent shall be reduced pursuant to this Article.

     3. Nothing in this paragraph shall preclude Tenant from making an independent claim against the condemning authority for damages resulting from condemnation.

C. Effect on Rent.

     If any portion of the Leased Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the Base monthly rent shall be reduced by an amount that is in the same ratio to Base monthly rent as the total number of square feet in the Leased Premises taken bears to the total number of square feet in the Leased Premises immediately before the date of taking.

D. Distribution of Award.

     Compensation, sums, or anything of value awarded, paid or received on a total or partial condemnation shall be distributed and paid to Landlord and Tenant based upon the relative loss between the parties with respect to the property that is so condemned and Tenant's capital improvements to the Leased Premises subsequent to the commencement date of this Lease. Nothing in this paragraph shall preclude Tenant from making its own independent claim for a condemnation award from the condemning authority.


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                           XVII. ENVIRONMENTAL MATTERS

A. Definitions.

     1. Hazardous Material. Hazardous Material means any substance:

          (a) which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," pollutant or contaminant under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto, including petroleum and petroleum products; or

          (b) the presence of which on the Leased Premises causes or threatens to cause a nuisance upon the Leased Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Leased Premises or requires investigation or remediation under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto.

     2. Environmental Requirements. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorization, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities, of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

     3. Environmental Damages. Environmental Damages means all claims, judgments, injuries, damages (including without limitation damages for diminution in the value of the Leased Premises and adjoining property and for the loss of business from the Leased Premises and adjoining property), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, and of any good faith settlement of judgment, or whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorney's fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneath the Leased Premises or migrating or threatening to migrate to or from the Leased Premises or the existence of a violation of "Environmental Requirements" pertaining to the Leased Premises.

B. Obligation to Indemnify Defend and Hold Harmless.

     1. Landlord warrants that there are, and shall take all reasonable steps to ensure that there shall not be (with respect to Landlord and its employees, agents, invitees and other tenants) during the term of Tenant's lease, no existing hazardous materials or substances within the Leased Premises or Lot 3, other than those known and generated by Tenant under its prior lease, and will provide documentation for Tenant's review supporting this warranty.


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     2. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all "Environmental Damages" arising from activities of Tenant or its employees, agents, or invitees which (a) result in the presence of "Hazardous Materials" upon, about or beneath the Leased Premises or migrating to or from the Leased Premises, or (b) result in the violation of any "Environmental Requirements" pertaining to the Leased Premises and the activities thereon:

          (a)  Landlord;

          (b) directors, officers, shareholders, employees and partners of the Landlord only.

     3. This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Landlord.

     4. The obligations of Tenant in this section shall survive the expiration or termination of this Lease.

C. Notification.

     If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of "Environmental Requirements," or liability of Tenant for "Environmental Damages" in connection with the Leased Premises or past or present activities of any person thereon, or that any representation set forth in this Agreement is not or is no longer accurate, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice, or communication or correcting information by Tenant, a written description of such information or condition, together with copies of any documents evidencing same.

D. Negative Covenants.

     1. No Hazardous Material on Leased Premises. Except in strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any "Hazardous Material" to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Leased Premises or any portion thereof by Tenant, its agents, employees, contractors, tenants or invitees, or any other person without prior written consent of Landlord.

     2. No Violations of Environmental Requirements. Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, or invitees, or by any other person of a violation of any "Environmental Requirements" upon, about or beneath the Leased Premises or any portion thereof.


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E. Right to Inspect.

     Subject to the notice, accompaniment, and confidentiality provisions contained herein, Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Leased Premises giving Tenant a minimum of 24 hours advanced notice to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Leased Premises and the activities thereon with "Environmental Requirements" and the existence of "Environmental Damages." Tenant hereby grants to Landlord the right to enter the Leased Premises during normal business hours and to perform such tests on the Leased Premises as are reasonably necessary in the opinion of Landlord to conduct such reviews and investigations. Landlord shall use reasonable efforts to minimize interference with the business of Tenant but Landlord shall not be liable for any interference caused thereby. Tenant shall provide to Landlord copies of all manifests, permits, reports, test results, and analyses submitted to any environmental agency within ten (10) days of submittal.

F. Right to Remediate.

     Should Tenant fail to perform or observe any of its obligations or agreements pertaining to "Hazardous Materials" or "Environmental Requirements," then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this Lease, to enter the Leased Premises personally or through its agents, consultants or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in section A above.

                            XVI. ASSIGNMENT/SUBLEASE

A. Prohibition.

     Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Leased Premises, or sublease all or any part of the Leased Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Leased Premises, without first obtaining the Landlord's written consent, which shall not be unreasonably withheld, conditioned or delayed. Any assignment, encumbrance, or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. No consent to any assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this paragraph.

B. Assignment and Subletting.

     Notwithstanding paragraph A above, Tenant shall have the right without Landlord's approval to sublet or assign the premises or any portion thereof to any successor of Tenant resulting from a merger or consolidation of Tenant and to any entity under the common control of Tenant. Further, Tenant shall have the right to sublet or assign part or all of the premises with Landlord's prior written consent, which shall not be unreasonably withheld or delayed, to unaffiliated third parties. Landlord shall not have the right of recapture. Tenant shall be able to retain 100% of any sublease profits after deduction of reasonable subleasing costs.


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

C. Involuntary Assignment.

     No interest of Tenant in this Lease shall be assignable by operation of law by assignment for the benefit of creditors, by a writ of attachment or execution, or by any proceeding or action to which Tenant is a party in which a receiver is appointed with authority to take possession of the Leased Premises. Any of such actions shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

                                  XVII. DEFAULT

A. Tenant's Default.

     The occurrence of any of the following shall constitute a default by
Tenant:

     1. Failure to pay rent when due, if the failure continues for five (5) business days after notice has been given to Tenant.

     2. Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after notice has been given to Tenant. If the default cannot reasonably be cured within thirty days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the thirty day period and diligently and in good faith continues to cure the default.

     Notices given under this paragraph shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of this Lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the Leased Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the notice.

B. Landlord's Remedies.

     Landlord shall have the following remedies if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

     1. Tenant's Right to Possession Not Terminated. Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Leased Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in re-letting the Leased Premises, including, without limitation, broker's commissions, expenses of remodeling the Leased Premises required by the reletting, and like costs. Re-letting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any re-letting. No act


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

by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Leased Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to a proposed assignment or subletting shall not be unreasonably withheld.

     2. Termination of Tenant's Right to Possession. Landlord can terminate Tenant's right to possession of the Leased Premises at any time during default. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Landlord's efforts to re-let the Leased Premises shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant: (a) the worth at the time of the award of the unpaid rent that had been earned at the time of the termination of lease; (b) the worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of the termination of this Lease until the time of the award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; (c) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; and (d) courts costs.

     3. Landlord's Right to Cure. Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the rate of twelve percent (12%) per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

C. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. The costs include, but are not limited to, processing and accounting charges, and late charge which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Leased Premises. Accordingly, if any installment of rent or of a sum due from Tenant shall not be received by Landlord or Landlord's designee within fifteen (15) days after the amount is due, Tenant shall pay Landlord a late charge equal to five percent (5%) multiplied by the amount of past due rent. The parties agree that the late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a wavier of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted under of this Lease or by operation of law, including Landlord's right to collect interest on past due sums.

D. Interest on Unpaid Rent. Rent not paid when due shall bear interest at a rate of twelve percent (12%) per annum from the due date until paid.

E. Tenant's Right to Cure Landlord's Default. Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty
(30) days after notice of the default has been given by Tenant to Landlord. If the default cannot reasonably be cured within thirty days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the thirty day period and diligently and in good faith continues to cure the default.

     Tenant, at any time after Landlord commits a default, can cure the default at Landlord's cost. If Tenant, at any time, by reason of Landlord's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Tenant shall be due immediately from Landlord to Tenant at the time the sum is paid, and if paid at a later date shall bear interest at the rate of twelve percent (12%) per annum from the date the sum is paid by Tenant until Tenant is reimbursed by Landlord. Tenant shall have the right to withhold from future rent due any sums Tenant has paid.

                                  XVIII. SIGNS

     All signs and advertising displayed in and about the Leased Premises, including signs and advertising displayed in, or visible through, windows shall be such only as to advertise the business carried on upon the Leased Premises, and Landlord shall control the character and size thereof. No sign or advertising shall be displayed prior to written consent by Landlord and no awning shall be installed or used on the exterior of the Building in which the Leased Premises are a part without prior written consent of Landlord. Tenant shall not install any exterior signs nor any interior signs intended to be displayed through exterior windows. Landlord shall install and maintain a main building directory and the expenses of such directory shall be passed on to Tenant as part of the Operating Expenses for the Building pursuant to Article IV, paragraph B.

                             XIX. LANDLORD'S ACCESS

     Tenant shall permit Landlord, Landlord's mortgagees and their agents to enter the Leased Premises at reasonable times for the purpose of inspecting the same, of making repairs, additions, or alterations thereto or to the Building, and of showing the Leased Premises to prospective purchasers and lenders, and to prospective tenants during the last ninety (90) days of Tenant's lease term. At any time during the last ninety (90) days of Tenant's lease term Landlord may place signs upon the Leased Premises advertising the availability of the same. Landlord acknowledges that Tenant's business involves proprietary information, materials, and processes of a highly confidential nature. Accordingly, any entry into the Leased Premises by Landlord or anyone claiming by, through, or under Landlord, shall require at least twenty-four (24) hours' advance notice to Tenant with the names and business affiliations of those persons who desire to enter the Leased Premises. All persons entering the Leased Premises may be required to sign in and provide appropriate identification, and may be escorted by a representative of Tenant. Tenant shall have the right to deny entry to any individual based upon Tenant's reasonable belief that permitting entry by such individual could compromise Tenant's confidential or proprietary information. Landlord reserves the right of free access at all times to the roof of the Building. Tenant shall not use the roof for any purpose without the written consent of the Landlord.


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

                         XX. SUBORDINATION AND ESTOPPEL

A. Subordination Attornment.

     Upon request of the Landlord, Tenant will, in writing, subordinate its rights hereunder to the lien of any first mortgage or first deed of trust to any bank, insurance company or other lending institution, now or hereafter in force against the Leased Premises upon any building hereafter placed upon the land of which the Leased Premises are a part, and to all advances made or hereafter to be made upon the security thereof.

     In the event any proceedings are brought for foreclosure or in the event of the exercises of the power of sale under any mortgage or deed of trust made by the Landlord covering the Leased Premises, the Tenant shall attorn to the purchaser upon any such foreclosure of sale and recognize such purchases as the Landlord under this Lease.

     The provisions of this Article to the contrary not withstanding, and so long as Tenant is not in default hereunder and attorns to the purchaser, this Lease shall remain in full force and effect for the full term hereof, and tenant shall peacefully and quietly have, hold and enjoy the Leased Premises free from claims of Landlord, or those claiming under Landlord, subject to the provisions of this Lease.

B. Estoppel Certificates.

     Each party, within ten (10) days after notice from the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this Lease is unmodified and in full force and effect or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of minimum monthly rent, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent.

                            XXI. FINANCIAL STATEMENTS

     A current financial statement of Tenant is publicly available through the Securities and Exchange Commission..

                                  XXII. NOTICE

     Any notice or communication that either party desires or is required to give to the other party shall be in writing and either served personally or sent prepaid by first class mail. All notices and demands by the Landlord to the Tenant shall be sent addressed to the Tenant, MKS Instruments, Inc., Attention, Ed Fisher, at 5330 Sterling Drive, Boulder, Colorado 80301-2351, and to MKS Instruments, Inc., Attention, Carl Wollenberg, at 90 Industrial Way, Wilmingon, Massachusetts 01887, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and communications by the Tenant to the Landlord shall be sent addressed to the Landlord: Aspen Industrial Park Partnership, LLLP, ATTN: Christopher F. Stewart, 560 University Avenue, Boulder, Colorado 80302, or to such other place as Landlord


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

may from time to time designate in a notice to Tenant. Notice shall be deemed communicated within forty-eight (48) hours from the time of mailing if mailed as provided in this paragraph.

                                  XXIII. WAIVER

     No delay or omission in the exercise of any right or remedy of Landlord on any default of Tenant shall impair such a right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of the Lease. Any waiver by Landlord of any default must be in writing and shall not be deemed a waiver of any other default concerning the same or any other provision of this Lease.

                          XXIV. SALE OF LEASED PREMISES

     In the event of any sale of the Leased Premises, Landlord shall be and is hereby entirely freed and relieved of, all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Leased Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

                              XXV. ATTORNEY'S FEES

     If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys fees and costs of suit.

               XXVI. SURRENDER OF LEASED PREMISES AND HOLDING OVER

     On expiration of the term, Tenant shall surrender to Landlord the Leased Premises and all Tenant's improvements and alterations in good condition (ordinary wear and tear excepted), except for alterations that Tenant is obligated to remove. Tenant shall perform all restoration made necessary by the removal of any alterations prior to the expiration of the term.

     If Tenant, with Landlord's consent, remains in possession of the Leased Premises after expiration of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent required by this Lease, and all provisions of this Lease except those pertaining to term and rent shall apply to the month-to-month tenancy.


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

     If Tenant shall remain in possession of the Leased Premises after the termination of this Lease, whether by expiration of the Lease term or otherwise, without any written agreement to such possession, then Tenant shall be deemed a month-to-month tenant and rent rate during such holdover tenancy shall be equivalent to double the monthly rent paid for the last month of tenancy under this Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the Leased Premises, including, without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period.

                       XXVII. ACTS OR OMISSIONS OF OTHERS

     Neither Party, or its employees or agents, or any of them, shall be responsible or liable to the other Party or to the other Party's guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other tenants, their guests or invitees, occupying any other part of the Leased Premises or by persons who are trespassers on or in the Leased Premises, or for any loss or damage caused by or resulting from the bursting, stoppage, backing up, or leaking of water, gas, electricity or sewers or caused in any other manner whatsoever, unless such loss or damage is caused by or results from the negligent acts of such Party, its agents or contractors.

                         XXIX. MISCELLANEOUS PROVISIONS

A. Authority of Parties.

     1. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     2. Limited Partnerships. If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership, and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

B. Name.

     Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by the Tenant in the Leased Premises.

C. Construction of Terms.

     Time shall be of the essence of each provision of this Lease. This Lease shall be


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

construed and interpreted in accordance with the laws of the State of Colorado. This Lease contains all the agreements of the parties and cannot be modified or amended except by a written agreement.

D. Representations.

     Tenant declares that in entering into this Lease, it relied solely upon the statements contained in this Lease and fully understands that no agents or representatives of the Landlord have authority to in any manner change, add to, or detract from the terms of this Lease. Tenant acknowledges and agrees that it has not relied on any statements, representations, agreements, or warranties, except as are expressed herein.

E. Rights Under This Lease.

     If any term, covenant, or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall nevertheless be valid and enforceable. All of the rights given herein are cumulative and are given without any other rights or of remedies of Landlord.

     It is understood and agreed that Tenant will only be bound by a written lease agreement that is properly executed by Tenant. No proposal, counter-proposal, letter or oral statement will be construed as a binding lease agreement or as a contract to enter into a lease agreement. All such correspondence is considered to be an exploration by both parties to determine if the basis for such an agreement exists between Tenant and Landlord.

Agreed and Accepted by:

ASPEN INDUSTRIAL PARK PARTNERSHIP       MKS INSTRUMENTS, INC.
a Colorado Limited Liability            a Massachusetts Corporation
Limited Partnership

                                        By: /s/ Ronald C. Weigner
By: /s/ Christopher Stewart                 ------------------------------------
    ---------------------------------       Ronald C. Weigner, CFO
    Christopher Stewart, General        Date:
    Partner                                   ----------------------------------
Date: August 29, 2005


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